UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2016

WESTERN GAS EQUITY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices) (Zip Code)
(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contribution Agreement

On February 24, 2016, Western Gas Partners, LP (“WES”) entered into a Contribution Agreement (the “Contribution Agreement”) with APC Midstream Holdings, LLC and WGR Asset Holding Company LLC (the “Contributing Parties”), Western Gas Operating, LLC and WGR Operating, LP (together with WES, the “Recipient Parties”), and for certain limited purposes, Anadarko Petroleum Corporation (“Anadarko”). All of the parties are subsidiaries or affiliates of Anadarko. Pursuant to the Contribution Agreement, WES agreed to acquire a 100% interest in Springfield Pipeline LLC, which owns a 50.1% interest in a gathering system consisting of 548 miles of gas gathering lines (with a capacity of 795 MMcf/d) and 241 miles of oil gathering lines (with a capacity of 130 MBbls/d) which gathers Eagleford shale production in Dimmit, La Salle, Maverick and Webb counties in South Texas (the “Acquisition”). The consideration will consist of $712.5 million in cash and 1,253,761 common units representing limited partner interests in WES (“Common Units”). WES expects to fund the cash consideration through (i) $440 million in proceeds from the sale of Series A Convertible Preferred Units discussed below, (ii) $25 million in proceeds from the sale of WES’s common units to Western Gas Equity Partners, LP (“WGP”) also discussed below, and (iii) $247.5 million in borrowings under its revolving credit facility. The closing of the Acquisition is subject to standard closing conditions and adjustments, including review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. WES expects the Acquisition to close in the first quarter of 2016.

Pursuant to the Contribution Agreement, Anadarko has agreed to indemnify the Recipient Parties and their respective affiliates (other than any of the entities controlled by Anadarko), shareholders, unitholders, members, directors, officers, employees, agents and representatives (together with the Recipient Parties, the “Partnership Indemnified Parties”) against certain losses resulting from any breach of Anadarko’s and the Contributing Parties’ representations, warranties, covenants or agreements, and for certain other matters. WES has agreed to indemnify Anadarko and the Contributing Parties, their respective affiliates (other than Partnership Indemnified Parties) and their respective security holders, officers, directors and employees against certain losses resulting from any breach of the Recipient Parties’ representations, warranties, covenants or agreements.

The foregoing description of Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Common Unit Purchase Agreement

On February 24, 2016, WES entered into a Common Unit Purchase Agreement (the “Common Unit Purchase Agreement”) with WGP to issue and sell (“Common Unit Issuance”) 835,841 Common Units for a cash purchase price of $29.91 per unit, resulting in proceeds of approximately $25 million.  The closing of the Common Unit Issuance is subject to customary closing conditions, including the closing of the Acquisition, which is expected to occur in the first quarter of 2016. The Common Unit Purchase Agreement contains customary representations, warranties and covenants of WES and WGP.

The foregoing description of the Common Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Common Unit Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Convertible Preferred Unit Purchase Agreement

On February 24, 2016, WES entered into a Convertible Preferred Unit Purchase Agreement (the “Preferred Unit Purchase Agreement”) with certain affiliates of First Reserve Advisors, L.L.C. and Kayne Anderson Capital Advisors, L.P. (collectively, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) an aggregate of 14,030,611 Series A Convertible Preferred Units (the “Firm Units”) representing limited partner interests in WES (“Preferred Units”) for a cash purchase price of $32.00 per Preferred Unit (the “Issue Price”), resulting in total gross proceeds of approximately $449,000,000.  WES has also granted the Purchasers the option to purchase up to an additional 7,892,220 Preferred Units at the Issue Price on or before March 25, 2016. The closing of the Private Placement is subject to customary closing conditions, including the concurrent closing of the Acquisition. Net proceeds to WES upon the closing of the Firm Units, after deduction of fees and expenses, including a 2.0% transaction fee paid to the Purchasers by WES, are expected to be approximately $440,000,000.

Holders of the Preferred Units will receive a quarterly distribution in cash, subject to certain adjustments, equal to $0.68 per unit. No payment or distribution on any junior equity securities of WES, including the Common Units, for any quarter are permitted prior to the payment in full of the quarterly distribution in respect of the Preferred Units to all holders thereof (including any outstanding arrearages).

Pursuant to the Preferred Unit Purchase Agreement, in connection with the closing of the Private Placement and among other things, (i) Western Gas Holdings, LLC, the general partner of WES (“WES GP”) will adopt a Second Amended and Restated Agreement of Limited Partnership of WES (the “Second A&R LPA”) to, among other things, authorize and establish the terms of the Preferred Units and (ii) WES, WES GP and WGP will enter into a Board Observation Agreement with the Purchasers, pursuant to which the Purchasers will have the right to collectively appoint one person to attend, but not vote at, meetings of the Board of Directors of WES GP if WES fails to pay four quarterly distributions on the Preferred Units, where two of such non-payments occur consecutively. Each such agreement will be executed in the form substantially attached as an exhibit to the Preferred Unit Purchase Agreement.

Subject to certain limitations, (i) the Purchasers may convert their Preferred Units to Common Units on a one-for-one basis, subject to customary anti-dilution adjustments, at any time after the second anniversary of the issuance date of the Firm Units (or prior to a liquidation), in whole or in part, and (ii) the Partnership may convert the Preferred Units at any time (but not more often than once per quarter) after the third anniversary of the issuance date of the Firm Units, in whole or in part, if the closing price of the Common Units is greater than 150% of the Issue Price for 20 of the 30 preceding trading days. The Preferred Units will vote on an as-converted basis with the Common Units and will have certain other class voting rights with respect to any amendment to the Second A&R LPA that would adversely affect any rights, preferences or privileges of the Preferred Units.

The foregoing description of the Preferred Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Preferred Unit Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Relationships

The terms of the Acquisition and the Common Unit Issuance were unanimously approved by the Board of Directors of WES GP and by the WES GP Board’s special committee (the “WES Special Committee”). The WES Special Committee, a committee comprised of the independent members of WES GP’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating these transactions.

The terms of the Common Unit Issuance were also unanimously approved by the Board of Directors of Western Gas Equity Holdings, LLC (“WGP GP”) and by the WGP GP Board’s special committee (the “WGP Special Committee”). The WGP Special Committee, a committee comprised of the independent members of WGP GP’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Common Unit Issuance.

WES GP is indirectly controlled by Anadarko, through its control of WGP. Anadarko indirectly holds (i) a 100% membership interest in WGP GP, which has a non-economic general partner interest in WGP, and (ii) 191,087,365 common units of WGP, representing an 87.3% limited partner interest in WGP. As of February 24, 2016, WGP held 49,296,205 Common Units, representing a 34.5% limited partner interest in WES, and, through its ownership of WES GP, WGP indirectly held 2,583,068 general partner units, representing a 1.8% general partner interest in WES, and 100% of WES’s incentive distribution rights. As of February 24, 2016, other subsidiaries of Anadarko held 757,619 Common Units and 11,735,446 Class C units, representing an aggregate 8.7% limited partner interest in WES.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1#
Contribution Agreement, dated as of February 24, 2016, by and among WGR Asset Holding Company, LLC, APC Midstream Holdings, LLC, Western Gas Partners, LP, Western Gas Operating, LLC, WGR Operating, LP and Anadarko Petroleum Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on March 1, 2016, File No. 001-34046).

10.1
Common Unit Purchase Agreement, dated as of February 24, 2016, between Western Gas Partners, LP and Western Gas Equity Partners, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on March 1, 2016, File No. 001-34046).

10.2
Series A Preferred Unit Purchase Agreement, dated as of February 24, 2016, by and among Western Gas Partners, LP and the Purchasers party thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Western Gas Partners, LP filed on March 1, 2016, File No. 001-34046).

#     Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP

		By:	Western Gas Equity Holdings, LLC, its general partner

Dated:	March 1, 2016	By:	/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

2.1#
Contribution Agreement, dated as of February 24, 2016, by and among WGR Asset Holding Company, LLC, APC Midstream Holdings, LLC, Western Gas Partners, LP, Western Gas Operating, LLC, WGR Operating, LP and Anadarko Petroleum Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on March 1, 2016, File No. 001-34046).

10.1
Common Unit Purchase Agreement, dated as of February 24, 2016, between Western Gas Partners, LP and Western Gas Equity Partners, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on March 1, 2016, File No. 001-34046).

10.2
Series A Preferred Unit Purchase Agreement, dated as of February 24, 2016, by and among Western Gas Partners, LP and the Purchasers party thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Western Gas Partners, LP filed on March 1, 2016, File No. 001-34046).

#     Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.